HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                          EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
- --------------------------------------------------------------------------------

                                                                             Three Months Ended June 30,
                                                                            ---------------------------
                                                                           1996                      1995
                                                                       ------------              -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $19,732,000            $16,457,000
                                                                          ==========             ==========
Weighted average number of common shares
  outstanding:

    Shares outstanding from beginning of period   . . . . . . . .         34,936,000             34,206,000

    Other issuances of common stock   . . . . . . . . . . . . . .             27,000                 17,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .                 --                     --

    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            826,000                783,000
                                                                         -----------             ----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,789,000             35,006,000
                                                                          ==========             ==========
Net income per common share . . . . . . . . . . . . . . . . . . .     $          .55         $          .47
                                                                       =============          =============


                                                                               Six Months Ended June 30,
                                                                              --------------------------
                                                                            1996                     1995
                                                                         -----------             -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $38,682,000             $31,230,000
                                                                         ===========             ===========
Weighted average number of common shares
  outstanding:

    Shares outstanding from beginning of period   . . . . . . . .         34,635,000              34,034,000

    Other issuances of common stock   . . . . . . . . . . . . . .            335,000                 196,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .            (85,000)                (55,000)

    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            829,000                 821,000
                                                                         -----------             -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,714,000              34,996,000
                                                                         ===========             ===========
Net income per common share . . . . . . . . . . . . . . . . . . .        $      1.08             $       .89
                                                                         ===========             ===========


HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                       EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
- --------------------------------------------------------------------------------

                                                                            Three Months Ended June 30,
                                                                         ----------------------------------
                                                                            1996                   1995
                                                                         ----------             -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $19,732,000            $16,457,000
                                                                         ===========            ===========
Weighted average number of common shares
  outstanding:

    Shares outstanding from beginning of period   . . . . . . . .         34,936,000             34,206,000

    Other issuances of common stock   . . . . . . . . . . . . . .             27,000                 17,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .                 --                     --

   Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            841,000                783,000
                                                                         -----------            -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,804,000             35,006,000
                                                                         ===========            ===========
Net income per common share . . . . . . . . . . . . . . . . . . .        $       .55            $       .47
                                                                         ===========            ===========


                                                                             Six Months Ended June 30,
                                                                         ---------------------------------
                                                                           1996                    1995
                                                                         -----------            ----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .        $38,682,000            $31,230,000
                                                                         ===========            ===========
Weighted average number of common shares
  outstanding:

    Shares outstanding from beginning of period   . . . . . . . .         34,635,000             34,034,000

    Other issuances of common stock   . . . . . . . . . . . . . .            335,000                196,000

    Purchases of treasury stock   . . . . . . . . . . . . . . . .            (85,000)               (55,000)

    Common Stock Equivalents:

    Additional equivalent shares issuable from
      assumed exercise of common stock options  . . . . . . . . .            865,000                839,000
                                                                         -----------            -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         35,750,000             35,014,000
                                                                         ===========            ===========
Net income per common share . . . . . . . . . . . . . . . . . . .        $      1.08            $       .89
                                                                         ===========            ===========





                                       16